UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street,	4th Floor
Boston,	Massachusetts	02134
(Address of principal executive offices)		(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.
On December 7, 2022, X4 Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co., Stifel, Nicolaus & Company, Incorporated and Cantor Fitzgerald & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale (the “Offering”) of 52,300,000 shares of the Company’s common stock, pre-funded warrants to purchase 6,800,000 shares of the Company’s common stock (the “Pre-Funded Warrants”) and Class C warrants to purchase 29,550,000 shares of the Company’s common stock or Pre-Funded Warrants (the “Class C Warrants”) at a price to the public of $1.10 per share for common stock and accompanying Class C Warrant and $1.099 per Pre-Funded Warrant and accompanying Class C Warrant.

The Company also granted the Underwriters an option for a period of 30 days to purchase up to 8,865,000 additional shares of the Company’s common stock and/or Class C Warrants to purchase up to 4,432,500 additional shares of the Company’s common stock at the public offering price less underwriting discounts and commissions.

The net proceeds to the Company from the Offering are expected to be approximately $59.8 million after deducting underwriting discounts and estimated offering expenses and assuming no exercise of the Underwriters’ option to purchase additional shares and/or Class C Warrants. All of the securities in the Offering are being sold by the Company. The Offering is expected to close on or about December 9, 2022, subject to satisfaction of customary closing conditions.

Each Pre-Funded Warrant will have an exercise price per share of common stock equal to $0.001 per share, subject to certain adjustments. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of the Company’s common stock beneficially owned by the holder of the Pre-Funded Warrant (together with its affiliates) to exceed 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the holder of the Pre-Funded Warrant (together with its affiliates) to exceed 9.99% of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% (if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5636(b) or any successor rule) upon at least 61 days’ prior notice from the holder to the Company subject to the terms of the Pre-Funded Warrants.

Each Class C Warrant will have an exercise price per share of common stock equal to $1.50, subject to certain adjustments, and require the exercise of two Class C Warrants per share of common stock. Each Class C Warrant will be immediately exercisable and will expire on December 9, 2027 (the “Expiration Date”), provided that the holder will be prohibited, subject to certain exceptions, from exercising the Class C Warrant for shares of the Company’s common stock to the extent that immediately after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would own more than 4.99% of the total number of shares of the Company’s common stock then issued and outstanding, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% upon 61 days’ prior notice from the holder to the Company subject to the terms of the Class C Warrants. If the holder is not permitted to exercise a Class C Warrant for shares of the Company’s common stock due to the foregoing limitation, then the holder may exercise the Class C Warrant for an equivalent number of Pre-Funded Warrants with an exercise price of $0.001 in substantially the same form of Pre-Funded Warrant to purchase shares of common stock described above. If there is no effective registration statement at the time of exercise the Class C Warrants may be exercised cashlessly.

The securities will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-249544), including the base prospectus therein, originally filed with the Securities and Exchange Commission (the “Commission”) on October 19, 2020 and declared effective by the Commission on October 26, 2020, as supplemented by the prospectus supplement dated December 7, 2022 filed with the Commission.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities arising under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to such agreement.

The foregoing descriptions of the terms of the Underwriting Agreement, Pre-Funded Warrants and Class C Warrants are each qualified in their entirety by reference to the Underwriting Agreement, form of Pre-Funded Warrant and form of Class C Warrant, respectively, which are attached as Exhibit 1.1, Exhibit 4.1, and Exhibit 4.2 hereto, respectively, and incorporated by reference herein.

A copy of the legal opinion of Cooley LLP relating to the validity of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events.
Offering Press Releases
On December 6, 2022 and December 7, 2022 the Company issued press releases announcing the launch and pricing, respectively, of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description
1.1	Underwriting Agreement, dated December 7, 2022, by and among the Company, Piper Sandler & Co., Stifel, Nicolaus & Company, Incorporated, and Cantor Fitzgerald & Co.
4.1	Form of Pre-Funded Warrant.
4.2	Form of Class C Warrant.
5.1	Opinion of Cooley LLP.
99.1	Press release, dated December 6, 2022, announcing the launch of the underwritten public offering.
99.2	Press release, dated December 7, 2022, announcing the pricing of the underwritten public offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: December 9, 2022	By:	/s/ Adam Mostafa
Adam Mostafa
Chief Financial Officer